UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549-1004

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported) October 8, 2018

GENERAL MOTORS COMPANY
(Exact name of registrant as specified in its charter)

DELAWARE	001-34960	27-0756180
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
300 Renaissance Center, Detroit, Michigan		48265-3000
(Address of principal executive offices)		(Zip Code)
(313) 667-1500
Registrant’s telephone number, including area code
Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
 Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company  ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d) On October 8, 2018, the Board of Directors (the “Board”) of General Motors Company (“GM”) elected Judith A. Miscik as a member of the Board. The Board has determined that Ms. Miscik is an independent director under New York Stock Exchange listing standards and GM’s independence guidelines, as set forth in its Corporate Governance Guidelines. Ms. Miscik has not yet been named to any committees of the Board.

Like the other non-employee members of the Board, Ms. Miscik will receive an annual retainer of $285,000 for her service on the Board (prorated to reflect the date her service began) and personal accident insurance and will participate in the company vehicle program.

Under the General Motors Company Deferred Compensation Plan for Non-Employee Directors (the “Plan”), Ms. Miscik is required to defer 50% of her annual Board retainer into GM’s Deferred Share Units (“DSUs”) and may elect to defer all or 50% of her remaining Board compensation in additional DSUs. Amounts deferred and credited as DSUs under the Plan will not be available until after Ms. Miscik retires or otherwise leaves the Board, at which time she will receive a cash payment or payments based on the number of DSUs in her account, valued at the average daily market price for the quarter immediately preceding payment.

A copy of the press release announcing Ms. Miscik’s election is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits
EXHIBIT

Exhibit	Description
Exhibit 99.1	Press Release issued by General Motors Company, dated October 10, 2018.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GENERAL MOTORS COMPANY
(Registrant)

/s/ Rick E. Hansen
By:	Rick E. Hansen
Assistant General Counsel and Corporate Secretary
Date: October 10, 2018